TRAEGER ANNOUNCES FIRST QUARTER FISCAL 2024 RESULTS
REITERATES OUTLOOK FOR FULL YEAR 2024
SALT LAKE CITY, Ut., May 8, 2024 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced its financial results for the three months ended March 31, 2024.
First Quarter FY 24 Highlights
•Total revenues decreased 5.4% to $144.9 million, at the higher-end of guidance of $140 million to $145 million
•Gross margin of 43.2%, up 700 basis points compared to prior year
•Net loss of $4.7 million; net loss of $0.04 per share
•Adjusted net income of $4.7 million; adjusted net income of $0.04 per share
•Adjusted EBITDA of $24.4 million, up 11.2% compared to prior year
•Reiterates FY 2024 guidance
"In the first quarter, we executed on our plan and delivered revenue and Adjusted EBITDA results at the high-end of our guidance range," said Jeremy Andrus, Chief Executive Officer of Traeger. "As we anticipated, consumer demand for grills remained soft in the first quarter. Despite facing a challenging demand backdrop for our category, our first quarter results demonstrate our commitment to financial and operational improvement, and we reported our highest quarterly gross margin since being a public company. Our team is highly focused on execution as we head into the peak selling season for the grill category and we remain committed to our long-term strategic goals of driving household penetration and innovation. I continue to believe that we are positioned for strong long-term growth as the demand environment normalizes over time."

Operating Results for the First Quarter
Total revenue decreased by 5.4% to $144.9 million, compared to $153.2 million in the first quarter last year.
•Grills decreased 14.4% to $76.8 million as compared to the first quarter last year. The decrease was driven by a decline in average selling price and a reduction in unit volume.
•Consumables increased 7.4% to $32.3 million as compared to the first quarter last year. The increase was driven by higher unit volume of food consumables and wood pellets, partially offset by a reduction in average selling price of food consumables.
•Accessories increased 7.4% to $35.8 million as compared to the first quarter last year. This increase was driven primarily by higher sales of MEATER smart thermometers.
North America revenue declined 9.1% in the first quarter compared to the prior year. Rest of World revenues increased 31.1% in the first quarter compared to the prior year.
Gross profit increased to $62.6 million, compared to $55.4 million in the first quarter last year. Gross profit margin was 43.2% in the first quarter, compared to 36.2% in the same period last year. The increase in gross margin was driven primarily by favorability from freight and logistics, pellet mill capacity optimization, and favorable foreign exchange rates.
Sales and marketing expenses were $21.7 million, compared to $22.1 million in the first quarter last year. The decrease in sales and marketing expense was driven by decreases in demand creation costs, partially offset by increased employee expenses.
General and administrative expenses were $32.1 million, compared to $26.7 million in the first quarter last year. The increase in general and administrative expense was driven by higher stock-based compensation expense, higher employee expenses, and higher occupancy expenses, partially offset by expenses relating to the disposal of pellet mill assets in the comparable period.
Net loss was $4.7 million in the first quarter, or $0.04 per diluted share, as compared to net loss of $10.9 million in the first quarter of last year, or $0.09 per diluted share.1
Adjusted net income was $4.7 million, or $0.04 per diluted share as compared to adjusted net income of $1.2 million, or $0.01 per diluted share in the first quarter last year.2
Adjusted EBITDA was $24.4 million in the first quarter as compared to $21.9 million in the same period last year.2

1 There were no dilutive securities outstanding as of March 31, 2024 and 2023.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the first quarter totaled $23.6 million, compared to $29.9 million at December 31, 2023.
Inventory at end of the first quarter was $99.9 million, compared to $96.2 million at December 31, 2023 and $132.4 million at March 31, 2023.

Guidance For Full Year Fiscal 2024
The Company is reiterating its prior guidance for Fiscal 2024. The Company's outlook reflects its expectation for continued softness in grill industry demand in 2024, as well as its expectation for significant improvement in gross margin, driven by lower transportation costs and the benefit of margin enhancement initiatives.
•Total revenue is expected to be between $580 million and $605 million
•Gross margin is expected to be between 39% and 40%
•Adjusted EBITDA is expected to be between $62 million and $71 million
A reconciliation of Adjusted EBITDA guidance to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, other (income) expense, stock-based compensation, non-routine legal expenses, change in fair value of contingent consideration, and other adjustment items all of which are adjustments to Adjusted EBITDA.
Conference Call Details
A conference call to discuss the Company's first quarter results is scheduled for Wednesday, May 8, 2024, at 4:30 p.m. ET. To participate, please dial (833) 470-1428 or +1 (929) 526-1599 for international callers, conference ID 247499. The conference call will also be webcast live at https://investors.traeger.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (866) 813-9403, conference ID 494048. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.traeger.com. A supplemental presentation has also been posted to the Company's website at https://investors.traeger.com.
About Traeger
Traeger Grills, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our anticipated full year fiscal 2024 results. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our history of operating losses, our ability to manage our future growth effectively, our ability to expand into additional markets, our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products, our ability to cost-effectively attract new customers and retain our existing customers, our failure to maintain product quality and product performance at an acceptable cost, the impact of product liability and warranty claims and product recalls, the highly competitive market in which we operate, the use of social media and community ambassadors, issues in relation to environmental, social and governance matters, both in relation to our own operations and the operations of our supply chain partners, a decline in sales of our grills, our dependence on three major retailers, risks associated with our international operations, our reliance on a limited number of third-party manufacturers and problems with (or loss of) our suppliers or an inability to obtain raw materials, and the ability of our stockholders to influence corporate matters and the other important factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$23,620	$29,921
Accounts receivable, net	79,049	59,938
Inventories	99,902	96,175
Prepaid expenses and other current assets	27,971	30,346
Total current assets	230,542	216,380
Property, plant, and equipment, net	40,725	42,591
Operating lease right-of-use assets	46,985	48,188
Goodwill	74,725	74,725
Intangible assets, net	460,069	470,546
Other non-current assets	9,040	8,329
Total assets	$862,086	$860,759
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$25,890	$33,280
Accrued expenses	46,144	52,941
Line of credit	40,635	28,400
Current portion of notes payable	250	250
Current portion of operating lease liabilities	3,594	3,608
Current portion of contingent consideration	15,000	15,000
Other current liabilities	998	495
Total current liabilities	132,511	133,974
Notes payable, net of current portion	397,586	397,300
Operating lease liabilities, net of current portion	28,472	29,142
Deferred tax liability	8,244	8,236
Other non-current liabilities	648	759
Total liabilities	567,461	569,411
Commitments and contingencies—See Note 10
Stockholders' equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 127,946,998 and 125,865,303 as of March 31, 2024 and December 31, 2023	13	13
Additional paid-in capital	945,370	935,272
Accumulated deficit	(659,560)	(654,877)
Accumulated other comprehensive income	8,802	10,940
Total stockholders' equity	294,625	291,348
Total liabilities and stockholders' equity	$862,086	$860,759

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$144,914	$153,161
Cost of revenue	82,351	97,738
Gross profit	62,563	55,423
Operating expenses:
Sales and marketing	21,679	22,075
General and administrative	32,138	26,679
Amortization of intangible assets	8,819	8,889
Change in fair value of contingent consideration	—	1,043
Total operating expense	62,636	58,686
Loss from operations	(73)	(3,263)
Other income (expense):
Interest expense	(8,096)	(8,081)
Other income, net	3,676	578
Total other expense	(4,420)	(7,503)
Loss before provision for income taxes	(4,493)	(10,766)
Provision for income taxes	190	164
Net loss	$(4,683)	$(10,930)
Net loss per share, basic and diluted	$(0.04)	$(0.09)
Weighted average common shares outstanding, basic and diluted	125,196,934	122,699,114
Other comprehensive income (loss):
Foreign currency translation adjustments	$87	$(32)
Change in cash flow hedge	—	(2,088)
Amortization of dedesignated cash flow hedge	(2,225)	(2,373)
Total other comprehensive loss	(2,138)	(4,493)
Comprehensive loss	$(6,821)	$(15,423)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,683)	$(10,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	3,619	3,564
Amortization of intangible assets	10,629	10,638
Amortization of deferred financing costs	504	534
Loss on disposal of property, plant and equipment	407	1,870
Stock-based compensation expense	10,098	7,943
Unrealized loss (gain) on derivative contracts	(1,124)	1,698
Amortization of dedesignated cash flow hedge	(2,225)	(2,373)
Change in fair value of contingent consideration	—	1,043
Other non-cash adjustments	557	45
Change in operating assets and liabilities:
Accounts receivable	(19,110)	(57,145)
Inventories	(3,727)	21,090
Prepaid expenses and other current assets	3,071	(1,214)
Other non-current assets	37	18
Accounts payable and accrued expenses	(10,651)	(73)
Other non-current liabilities	—	(298)
Net cash used in operating activities	(12,598)	(23,590)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(5,683)	(2,082)
Capitalization of patent costs	(152)	(123)
Proceeds from sale of property, plant, and equipment	83	2,450
Net cash provided by (used in) investing activities	(5,752)	245
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on line of credit	21,000	62,200
Repayments on line of credit	(8,765)	(62,500)
Repayments of long-term debt	(63)	(51)
Principal payments on finance lease obligations	(123)	(127)
Net cash provided by (used in) financing activities	12,049	(478)
Net decrease in cash, cash equivalents and restricted cash	(6,301)	(23,823)
Cash, cash equivalents and restricted cash at beginning of period	29,921	51,555
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$23,620	$27,732

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Three Months Ended March 31,
	2024	2023
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$9,659	$4,718
Income taxes paid (received), net of refunds	$(516)	$470
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$12	$72
Property, plant, and equipment included in accounts payable and accrued expenses	$523	$2,568

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, and Adjusted Net Income Margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income, together with a reconciliation of Net Loss to each such measure, and providing Adjusted Net Income per share, together with a reconciliation of Net Loss per share to such measure, and Adjusted EBITDA Margin and Adjusted Net Income Margin, together with a reconciliation of Net Loss Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Loss or Loss from Operations or Net Loss per share. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
The following table presents a reconciliation of Net Loss, Loss from Operations, Net Loss Margin, Loss from Operations Margin, and Net Loss per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Margin and Adjusted Net Income per share, respectively, on a condensed consolidated basis.

	Three Months Ended March 31,
	2024	2023
	(dollars in thousands, except share and per share amounts)
Net loss	$(4,683)	$(10,930)
Adjustments:
Other income (1)	(5,862)	(1,359)
Stock-based compensation	10,098	7,943
Non-routine legal expenses (2)	103	233
Amortization of acquisition intangibles (3)	8,255	8,253
Change in fair value of contingent consideration	—	1,043
Other adjustment items (4)	—	143
Tax impact of adjusting items (5)	(3,227)	(4,094)
Adjusted net income	$4,684	$1,232

Net loss	$(4,683)	$(10,930)
Adjustments:
Provision for income taxes	190	164
Interest expense	8,096	8,081
Depreciation and amortization	14,247	14,255
Other (income) expense (6)	(3,637)	1,014
Stock-based compensation	10,098	7,943
Non-routine legal expenses (2)	103	233
Change in fair value of contingent consideration	—	1,043
Other adjustment items (4)	—	143
Adjusted EBITDA	$24,414	$21,946

Revenue	$144,914	$153,161
Net loss margin	(3.2)%	(7.1)%
Adjusted net income margin	3.2%	0.8%
Adjusted EBITDA margin	16.8%	14.3%

Net loss per diluted share	$(0.04)	$(0.09)
Adjusted net income per diluted share	$0.04	$0.01
Weighted average common shares outstanding - diluted	125,196,934	122,699,114
(1)Represents realized and unrealized gains on the interest rate swap, including amortization of dedesignated cash flow hedge, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.
(2)Represents external legal expenses incurred in connection with the defense of a class action lawsuit and intellectual property litigation.
(3)Represents amortization of acquisition intangibles includes amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(4)Represents non-routine operational wind-down costs.
(5)Represents the tax effect of non-GAAP adjustments calculated at an estimated blended statutory tax rate of 25.6% and 25.2% for the three months three months ended March 31, 2024 and 2023, respectively. The amounts for the three months ended March 31, 2023 have been adjusted to reflect the application of the estimated blended statutory tax rates, as opposed to effective income tax rates that was used in the prior period, in order to include the current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability.
(6)Represents realized and unrealized gains on the interest rate swap, losses on the disposal of property, plant, and equipment, and unrealized gains (losses) from foreign currency transactions and derivatives.